 Exhibit 21.01

LIST OF SUBSIDIARIES
AS OF DECEMBER 31, 2011

DOMESTIC SUBSIDIARIES

Name

ASFD, Inc., a Delaware corporation
7601 Trade Port Drive, LLC, a Kentucky limited liability company
935 KOP Associates, LLC, a Pennsylvania limited liability company
935 HQ Associates, LLC, a Delaware limited liability company
1075 First Global Associates, LLC, a Pennsylvania corporation
GSI Legacy Holdings, Inc., a Pennsylvania corporation
Baazee.com, Inc., a Delaware corporation
Bill Me Later, Inc., a Delaware corporation
ClearSaleing, Inc., a Delaware corporation
Critical Path Consulting, Inc. a Delaware corporation
EachNet, Inc., a Delaware corporation
eBay Domestic Holdings, Inc., a Delaware corporation
eBay Foundation, a California private foundation
eBay Insurance Services, Inc., a Delaware corporation
eBay International Inc., a Delaware corporation
eBay Real Estate Inc., a Delaware corporation
eBay Software Foundation LLC, a Delaware limited liability corporation
eBay Partner Network, Inc., a Delaware corporation
e-Dialog, Inc., a Delaware corporation
Eureka Labs, Inc., a Delaware corporation
Fetchback, Inc., a Delaware corporation
Global Commerce Services, Inc., a Delaware corporation
GSI Commerce Call Center, Inc., a Florida corporation
GSI Commerce, Inc., a Delaware corporation
GSI Commerce Solutions, Inc., a Pennsylvania corporation
GSI Commerce South, Inc., a Delaware corporation
GSI Equipment, Inc., a New York corporation
GSI Interactive, Inc., a Delaware corporation
GSI Marketing Services, Inc., a Pennsylvania corporation
GSI Media, Inc., a Delaware corporation
Half.com, Inc., a Pennsylvania corporation
KOP, Promotions LLC, a Virginia limited liability company
Last Minute Transactions, Inc., a Delaware corporation
M3 Mobile Incorporated, a Pennsylvania corporation
Magecom Ventures, a Delaware corporation
Marketplace Insurance Inc., a Hawaii corporation
MBS Insight, Inc., a Delaware corporation
MicroPlace, Inc., a Delaware corporation
Online Direct, Inc., a Delaware corporation
PayPal Asset Management, Inc., a Delaware corporation
PayPal Charitable Giving Fund, a Delaware corporation
PayPal Data Services, Inc., a Delaware corporation
PayPal Gift Card Services, Inc., a Arizona corporation
PayPal Global Holdings, Inc., a Delaware corporation
PayPal, Inc., a Delaware corporation
Promotions Distributor Service Corporation, a California Corporation
ProStores, Inc., a Delaware corporation
Shopping.com Inc., a Delaware corporation.
Silverlign Group, Inc., a California corporation
StubHub, Inc., a Delaware corporation
Truvie Security, Inc., a Delaware corporation
Viva Group, Inc dba Rent.com, a Delaware corporation
Rent.com Arizona Brokerage, LLC
Viva.com Realty Brokerage, LLC (Florida)
Viva.com Realty Brokerage, LLC (Kentucky)
Rent.com Hawaii, LLC
Viva Realty Indiana, LLC
Viva Realty Minnesota, LLC (dba) “Rent.com”
Rent.com Nevada, LLC
Viva Group New Hampshire, LLC (dba) “Rent.com”
Viva Realty Washington, LLC
Viva Oregon, LLC

Name

Rent.com Pennsylvania, LLC
Viva Realty Utah, LLC
Viva VA PA, LLC (Virginia)
VGI Delaware, LLC
VendorNet, Inc., a Delaware corporation
WHERE, LLC., a Delaware limited liability corporation
X.commerce, Inc., a Delaware corporation
Zong, Inc., a Delaware corporation
Zvents Inc., a California corporation

INTERNATIONAL SUBSIDIARIES

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%

Appchee Application Ltd.	Israel
Autoact AB	Sweden
Baazee.com Private Limited	Mauritius
Bil Markedet ApS	Denmark
BillSafe GmbH	Germany
DealTime (Europe) B.V.	Netherlands
DealTime.com (Germany) GmbH	Germany
Den Bla Avis A/S	Denmark
EachNet.com Limited	Cayman Islands
eBay Advertising Group GmbH	Germany
eBay Asia Pacific Regional Management Services Ltd.	Korea
eBay Australia and New Zealand Pty Limited	Australia
eBay Canada Limited	Canada
eBay Classifieds Argentina S.R.L.	Argentina
eBay Classifieds Denmark ApS	Denmark
eBay Czech Republic s.r.o.	Czech Republic
e-Dialog UK Limited	United Kingdom
e-Dialog Singapore Private Ltd.	Singapore
eBay Europe Sarl	Luxembourg
eBay Europe Services Ltd.	Ireland
eBay France SA	France
eBay Global Holdings B.V.	The Netherlands
eBay GmbH	Germany
eBay e-Commerce Technology Operations (Shanghai) Co., Ltd.	People's Republic of China
eBay Engineering & Research Center (Shanghai) Co., Ltd.	People's Republic of China
eBay India Centre Private Limited	India
eBay India Pvt. Ltd.	India
eBay International Advertising GmbH	Switzerland
eBay International AG	Switzerland
eBay International Hong Kong Ltd.	Hong Kong
eBay International Marketing GmbH	Switzerland
eBay Israel Holding Ltd.	Israel
eBay Italia S.r.l.	Italy
eBay Japan K.K.	Japan
eBay Korea Co., Ltd.	Korea	99.9%
eBay KTA (UK) Limited	United Kingdom
eBay Management (Shanghai) Co., Ltd.	People's Republic of China
eBay Marketing (Thailand ) Company Limited	Thailand
eBay Motors India Private Limited	India
eBay Malaysia Sdn Bhd	Malaysia
eBay Mauritius Holding Private Limited	Mauritius
eBay New Ventures K.K.	Japan
eBay Polska Sp z o.o.	Poland
eBay Promotions (UK) Ltd.	United Kingdom
eBay Services Sarl	Luxembourg
eBay Sweden AB	Sweden
eBay Singapore Services Private Limited	Singapore
eBay Software Technologies (Shanghai) Co., Ltd.	People's Republic of China
eBay Spain International, S.L.	Spain
eBay Taiwan Company Ltd.	Taiwan
eBay Treasury Sarl	Luxembourg
eBay (UK) Limited	United Kingdom
Entreprises Kijiji Canada Inc.	Canada
EU Liaison Office BVBA	Belgium

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%
GSI Commerce Solutions International , S.L.	Spain
GSI Commerce Japan K.K.	Japan
GSI Luxembourg S.a.r.l.	Luxembourg
Gumtree.com Australia Pty Ltd	Australia
Gumtree.com Limited	United Kingdom
Internet Performance Testing Ltd.	British Virgin Islands
Kijiji GmbH	Germany
Kijiji International Limited	Ireland/Luxembourg
Kijiji Ireland Limited	Ireland
Kijiji Italia s.r.l.	Italy
Kijiji Norway AS	Norway
Kijiji S.a.r.l.	France
Kijiji S.L.U.	Spain
Magento Europe LLC	Belgian Branch
Marktplaats B.V.	The Netherlands
mobile.international GmbH	Germany
Opusforum GmbH	Germany
PayPal Argentina SRL	Argentina
PayPal Asia Services Ltd.	Mauritius
PayPal Australia Pty Limited	Australia
PayPal Bilisim Hizmetleri Limited Sirketi	Turkey
PayPal CA Limited	Canada
PayPal Deutschland GmbH	Germany
PayPal Do Brasil Servicos de e PagamentosLtda.	Brazil
PayPal (Europe) Ltd.	United Kingdom
PayPal (Europe) Sarl	Luxembourg
PayPal Europe SE	Ireland
PayPal Europe Services Ltd.	Ireland
PayPal European Marketing S.A.	Switzerland
PayPal France SAS	France
PayPal Hong Kong Limited	Hong Kong
PayPal India Private Limited	India
PayPal Information Technologies (Shanghai) Co., Ltd.	People's Republic of China
PayPal International Limited	Ireland/Singapore
PayPal Israel Holding (2008) Ltd.	Israel
PayPal Israel Ltd.	Israel
PayPal Italia s.r.l.	Italy
PayPal Japan K.K.	Japan
PayPal Malaysia Services Sdn Bhd	Malaysia
PayPal Mexico, S. De R.L. De C.V.	Mexico
PayPal Nederlands B.V.	The Netherlands
PayPal Payments Pte. Ltd.	Singapore
PayPal Polska Sp z o.o.	Poland
PayPal Pte. Ltd.	Singapore
PayPal SE	United Kingdom
PayPal Services Canada Limited	Canada
PayPal Settlement Services (ChongQing) Co., Ltd.	People's Republic of China
PayPal Spain S.L.	Spain
PayPal (UK) Limited	United Kingdom
PayPal 2 Sarl	Luxembourg
PayPal 3 Sarl	Luxembourg
Private Sale GmbH	Germany
Private Sale International GmbH	Germany
Shanghai eBay Network Information Services Co., Ltd.	People's Republic of China	50%
Shopping.com Australia Pty Ltd.	Australia
Shopping.com France SAS	France

	Jurisdiction of	Percent Ownership
Name	Incorporation	If Less Than 100%
Shopping.com GmbH	Germany
Shopping.com Ltd.	Israel
Shopping.com UK Ltd.	United Kingdom
StubHub Europe Sarl	Luxembourg
StubHub Services Sarl	Luxembourg
Shopping Epinions International Ltd.	Ireland
Trade2Trade Ltd.	United Kingdom
Via-Online GmbH	Germany
WHERE d.o.o.	Croatia
X.Commerce Development LLC	Ukraine
Zendor/GSI Commerce Limited	United Kingdom
Zong SA	Switzerland
Zong SAS	France
Zong GmbH	Germany